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                                                                       EXHIBIT 1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11598) pertaining to the 1990 Share Option Scheme, the 1997 Share Option Scheme, the 1998 Directors and Consultants Option Scheme, the 1999 Employee Share Purchase Plan and the 1999 U.S. Employee Share Purchase Plan of Trintech Group PLC of our report dated March 16, 2000, with respect to the consolidated financial statements of Trintech Group PLC included in this Annual Report (Form 20-F) for the year ended January 31, 2000.

                             /s/ Ernst & Young

Ernst & Young
Dublin, Ireland
April 28, 2000